EXHIBIT 3.2

DIGITAL LOCATIONS, INC.

By:	/s/ William E. Beifuss, Jr.
Name:	William E. Beifuss, Jr.
Title:	President

Filed in the Office of	Business Number E0634762006-6
Barbara K. Cegavske (signature)	Filing Number 20211359177
Secretary of State State Of Nevada	Filed On 4/2/2021 8:42:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Digital Locations, Inc. Entity or Nevada Business Identification Number (NVID): E0634762006-6
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series B Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attached additional page with Amendment to Series B Preferred Stock Certificate of Designation.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	Signature of Officer Date: 03/31/2021

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF DESIGNATION
OF
DIGITAL LOCATIONS, INC.

On behalf of Digital Locations, Inc., a Nevada corporation (the "Corporation"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board") and consented and approved by the holders of at least a majority of the outstanding shares of Series B Preferred Stock of the Corporation voting together as one class (the "Series B Shareholders"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"), the section titled "Section 4(a). Conversion Price" of the Series B Certificate of Designation shall be deleted in its entirely and replaced with the following:

"Conversion Price. The Holder has the right, at any time, at its election, to convert all or part of the Share Value into shares of Common Stock. The conversion price shall be $0.0015 (the "Conversion Price")."

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Designation of the Series B Preferred Stock has been executed by a duly authorized officer of the Corporation on this 31st day of March, 2021.